EXHIBIT 10.52

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Exchange Agreement”), is dated July 1, 2015, and effective as of July 2, July, 2015, by and between PureSafe Water Systems, Inc., a Delaware corporation (the “Company”), Southridge Partners II LP, ASC Recap LLC, Tarpon Bay Partners LLC, and Stephen Hicks (each a “Holder” and collectively, the “Holders”).

WHEREAS, the parties are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, Tarpon Bay Partners LLC (“Tarpon”)  is the holder of convertible notes issued by the Company in the aggregate principal amount of $312,394.54 (the “Tarpon Notes”) ; ASC Recap LLC (“ASC”) is the holder of 25,375,000 shares of the Company’s common stock (the “ASC Common Stock”); Southridge Partners II, LP (“Southridge II”) is the holder of convertible notes issued by the Company in the aggregate principal amount of $47,500.00 (“Southridge II Notes”), the Tarpon Notes and the Southridge II Notes being referred to as the “Notes”; and

WHEREAS, pursuant to a Consulting Agreement, dated as of June 13, 2014, Tarpon was issued an aggregate of 29 shares of the Corporation’s Series H Convertible Preferred Stock (the “Series H Preferred Stock”) as compensation for the services provided by Tarpon; and

WHEREAS, Hicks is the holder of all of the outstanding 51 shares of Series G Preferred Stock (the “Series G Preferred Stock”);

WHEREAS, the parties have agreed to enter into this Agreement pursuant to which  in exchange for (1) delivery to the Company by the respective holders thereof for cancellation the ASC Common Stock, the Notes, and the Series H Preferred Stock, and (2) the return to the Company for no consideration the outstanding 51 shares of Series G Preferred Stock, the Company shall issue to Tarpon a 10% promissory note in the principal amount of $750,000.00, payable on June 30, 2016 (“ Promissory Note”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the parties hereby agree as follows:

1.1

Exchange.  On the Closing Date, the holders of the ASC Common Stock, the Notes, the Series H Preferred Stock and the Series G Preferred Stock shall deliver to the Company for cancellation and retirement to treasury the ASC Common Stock, the Notes, as set forth in Schedule 1 below, the Series H Preferred Stock, and the Series G Preferred Stock, and the Company shall issue to Tarpon the Promissory Note.

1.2

Closing.  The “Closing Date” shall be the date that the Promissory Note on the one hand, and the ASC Common Stock, the Notes, the Series H Preferred Stock, and Series G Preferred Stock on the other hand, are delivered to the respective parties.  Subject to the satisfaction or waiver of the terms and conditions of this Exchange Agreement, on the Closing Date.

2.

 Representations and Warranties.  Each Holder hereby represents to the Company that:

(a)

Authorization and Power.  Holder has the requisite power and authority to enter into and perform this Exchange Agreement.  The execution, delivery and performance of this Exchange Agreement by Holder and the consummation by Holder of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of Holder, if applicable, is required.  This Exchange Agreement has been or will be duly authorized and executed and when delivered by Holder will constitute valid and binding obligations of Holder, enforceable against Holder in accordance with the terms thereof.

(b)

Restricted Securities.   Holder understands that the Securities have not been registered under the 1933 Act and Holder will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.  Notwithstanding anything to the contrary contained in this Exchange Agreement, Holder may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Exchange Agreement. For the purposes of this Exchange Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.  Affiliate includes each Subsidiary of the Company.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

3.

Company Representations and Warranties.  The Company represents to Holders that:

Authority; Enforceability.  This Exchange Agreement and the Promissory Note and any other agreements delivered or required to be delivered together with or pursuant to this Exchange Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and any Subsidiaries, as the case may be, and are valid and binding agreements of the Company and any Subsidiaries, as the case may be, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.  The Company and any Subsidiaries, as the case may be, have full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform their obligations thereunder.

4.

Miscellaneous.

(a)

Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to PureSafe Water Systems, Inc. Attn: Leslie Kessler, CEO, and (ii) if to Holder, to: the address and fax number indicated on the Signature page hereto.

 (b)

Entire Agreement; Assignment.  This Exchange Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.  Neither the Company nor Holder has relied on any representations not contained or referred to in this Exchange Agreement and the documents delivered herewith.  The rights and obligations of each party may be assigned by given written notice of such assignment to the other party.

(c)

Counterparts/Execution.  This Exchange Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Exchange Agreement may be executed by facsimile signature and delivered by electronic transmission.

(d)

Law Governing this Exchange Agreement.  This Exchange Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Exchange Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Exchange Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Exchange Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Exchange Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Exchange Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Exchange Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e)

Specific Enforcement, Consent to Jurisdiction.  The Company and Holders acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Exchange Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Exchange Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 4(d) hereof, the Company and Holders hereby irrevocably waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(g)

Calendar Days.  All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated.  The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours.  Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City.  Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(h)

Captions: Certain Definitions.  The captions of the various sections and paragraphs of this Exchange Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Exchange Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Exchange Agreement.

(i)

Severability.  In the event that any term or provision of this Exchange Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Exchange Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Exchange Agreement.

SIGNATURE PAGE TO EXCHANGE AGREEMENT

Please acknowledge your acceptance of the foregoing Exchange Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between the parties

PureSafe Water Systems, Inc.

a Delaware corporation

By: /s/   Leslie Kessler

      Name:

      Title:

Southridge Partners II LP

a Delaware limited partnership

By: /s/ Stephen Hicks

      Name:

      Title:

Tarpon Bay Partners LLC

a Florida limited liability company

By: /s/ Stephen Hicks

      Name:

      Title:

ASC Recap LLC

a Connecticut limited liability company

By: /s/ Stephen Hicks

      Name:

      Title:

Stephen Hicks

An individual

/s/ Stephen Hicks

SCHEDULE 1

Southridge II Notes

	Issuance	Current
Name	Date	Principal

Southridge Partners II LP	11/10/2014	$20,000.00

Southridge Partners II LP	11/13/2014	$12,500.00

Southridge Partners II LP	12/23/14	$15,000.00

Tarpon Notes

	Issuance	Current
Name	Date	Principal

Tarpon Bay Partners LLC	1/31/14	$75,000
Tarpon Bay Partners LLC	4/4/14	$50,000
Tarpon Bay Partners LLC	4/21/14	$2500.00
Tarpon Bay Partners LLC	11/17/14	$4156.10
Tarpon Bay Partners LLC	1/15/15	$10,500
Tarpon Bay Partners LLC	1/23/15	$18,500
Tarpon Bay Partners LLC	1/23/15	$850.00
Tarpon Bay Partners LLC	2/11/15	$11,000
Tarpon Bay Partners LLC	2/23/15	$25,000
Tarpon Bay Partners LLC	3/5/15	$17,500
Tarpon Bay Partners LLC	3/18/15	$13,000
Tarpon Bay Partners LLC	4/17/15	$30,000
Tarpon Bay Partners LLC	4/29/15	$15,000
Tarpon Bay Partners LLC	5/13/15	$15,000
Tarpon Bay Partners LLC	5/18/15	$5,500
Tarpon Bay Partners LLC	5/28/15	$15,000
Tarpon Bay Partners LLC	5/28/15	$3888.44